UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2006
The Enstar Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	0-07477	63-0590560

(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)
401 MADISON AVENUE
MONTGOMERY, ALABAMA 36104
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (334) 834-5483
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On October 4, 2006, The Enstar Group, Inc. (“Enstar”) announced that a subsidiary of its partially owned equity affiliate, Castlewood Holdings Limited, completed the acquisition of Cavell Holdings Limited (“Cavell”), a U.K. company, from Dukes Place Holdings, L.P. for approximately £32 million (approximately $60 million) . Approximately 40% of the purchase price was funded with a loan from an international bank and the remainder was paid from cash on hand. As announced on June 20, 2006, Cavell owns a U.K. and a Norwegian reinsurance company, both of which are currently in run-off. A copy of the press release announcing the completion of the acquisition is filed as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	Text of the Press Release of The Enstar Group, Inc., dated October 4, 2006.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: October 4, 2006

THE ENSTAR GROUP, INC.
By:	/s/ Cheryl D. Davis
Cheryl D. Davis
Chief Financial Officer, Vice President of Corporate Taxes and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Text of the Press Release of The Enstar Group, Inc., dated October 4, 2006.